FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  Managed Account Series:
High Income Portfolio (BATS-HINC), BlackRock Strategic
Bond Trust (BHD), BlackRock Core Bond Trust (BHK),
BlackRock High Yield Trust (BHY), BlackRock Credit
Allocation Income Trust III (BPP), BlackRock High
Income Fund (BR-HIINC), BlackRock High Yield Bond
Portfolio (BR-HIYLD), BlackRock Preferred and Equity
Advantage Trust - Preferred Sleeve (BTZ-PREF),
BlackRock High Income Portfolio (Ins - Series) (BVA-
HI), BlackRock High Income V.I. Fund (Ins - Var Ser)
(BVA-HY), BlackRock Corporate High Yield Fund, Inc.
(COY), BlackRock Corporate High Yield Fund III, Inc.
(CYE), BlackRock High Income Shares (HIS), BlackRock
Corporate High Yield Fund VI, Inc. (HYT), BlackRock
Corporate High Yield Fund V, Inc. (HYV), MIST
BlackRock High Yield Portfolio (MIST-HY), BlackRock
Credit Allocation Income Trust I, Inc. (PSW),
BlackRock Credit Allocation Income Trust II, Inc.
(PSY)
2.	Issuer:    United States Steel Corporation
3.	Date of Purchase:  03/16/2010
4.	Underwriter from whom purchased:  Morgan Stanley & Co.
Incorporated
5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: PNC Capital Markets LLC

a.	List Members of Underwriting Syndicate: Banc of
America Securities LLC, Barclays Capital Inc.,
Goldman, Sachs & Co., J.P. Morgan Securities Inc.,
Morgan Stanley & Co. Incorporated, Credit Suisse
Securities (USA) LLC, UBS Securities LLC, BNY Mellon
Capital Markets, LLC, Citigroup Global Markets Inc.,
Commerzbank Capital Markets Corp., ING Financial
Markets LLC, PNC Capital Markets LLC, RBS Securities
Inc., Scotia Capital (USA) Inc.

6. Aggregate principal amount purchased (out of total
offering) (if an equity offering, list aggregate
number of shares purchased (out of total number of
shares offered: (BATS-HINC) $175,000 out of
$600,000,000; (BHD) $190,000 out of $600,000,000;
(BHK) $715,000 out of $600,000,000; (BHY) $90,000 out
of $600,000,000; (BPP) $175,000 out of $600,000; (BR-
HIINC) $2,350,000 out of $600,000,000; (BR-HIYLD)
$4,900,000 out of $600,000,000; (BTZ-PREF) $550,000
out of $600,000,000;  (BVA-HI) $100,000 out of
$600,000,000; (BVA-HY) $250,000 out of $600,000,000;
(COY) $480,000 out of $600,000,000; (CYE) $520,000 out
of $600,000,000; (HIS) $245,000 out of $600,000,000;
(HYT)  $815,000 out of $600,000,000; (HYV)  $775,000
out of $600,000,000; (MIST-HY)  $1,435,000 out of
$600,000,000; (PSW)  $75,000 out of $600,000,000;
(PSY)  $375,000 out of $600,000,000.

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion
(out of the total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): $40,000,000 out of $600,000,000

8. Purchase price (net of fees and expenses):  $99.125
9. Date offering commenced (if different from Date of
Purchase):
10. Offering price at end of first day on which any sales
were made:
11. 	Have the following conditions been satisfied:        Yes     or   No

a.	The securities are part of an issue registered
under the Securities Act of 1933, as amended, which
      is being offered to the public, or are Eligible
Municipal Securities, or are securities sold in an
Eligible Foreign Offering or are securities sold in an
Eligible Rule 144A Offering or part of an issue of government
      securities.                                                 YES

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.                       YES

	c.	The underwriting was a firm commitment
		underwriting.                                      YES

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period.         YES

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer
		of such securities has been in continuous
		operation for not less than three years
		(including the operations of predecessors).         YES

f.	Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect
      benefit as a result of BlackRock's participation
      in the offering?                                         YES



Approved by: Mitch Garfin  Date:       03/23/10